Exhibit 5.6

May 9, 2006

AMC Entertainment Inc.

920 Main Street

Kansas City, Missouri 64105-1977

Re:          Registration Statement on Form S-4 (File No. 333-133574)

Ladies and Gentlemen:

We have acted as counsel in the Commonwealth of Massachusetts to the guarantors listed on Schedule A hereto (the “Massachusetts Guarantors”), which are indirect, wholly owned subsidiaries of AMC Entertainment Inc., a Delaware corporation (the “Issuer”), in connection with (i) the proposed issuance by the Issuer in an exchange offer (the “Exchange Offer”) of $325,000,000 aggregate principal amount of 11% Senior Subordinated Notes due February 1, 2016 (the “Exchange Notes”), which are to be registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for like principal amount of the Issuer’s outstanding 11% Senior Subordinated Notes due February 1, 2016 (the “Initial Notes”), which have not been, and will not be, so registered, (ii) the guarantee of the Exchange Notes (the “Guarantees”) by the Massachusetts Guarantors, and (iii) the preparation of the registration statement on Form S-4 filed by the Issuer and the Massachusetts Guarantors with the Securities and Exchange Commission (the “Registration Statement”) for the purpose of registering the Exchange Notes and the Guarantees under the Securities Act.

The Initial Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture dated as of January 26, 2006, (the “Indenture”) between the Issuer, the Massachusetts Guarantors, the other subsidiaries of the Issuer listed on Exhibit I to the Indenture, and HSBC Bank USA, National Association, as trustee (the “Trustee”).  The terms of the Guarantees are contained in the Indenture and the Guarantees will be issued pursuant to the Indenture.  Capitalized terms defined in the Indenture and not otherwise defined herein are used herein with the meanings so defined.

This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined such documents and made such other investigation as we have deemed appropriate to render the opinion set forth below.  As to matters of fact material to our opinion, we have relied, without independent verification, on representations made in the Indenture, certificates and other documents and other inquiries of officers of the Issuer and the Massachusetts Guarantors and of public officials.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Massachusetts Guarantors, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except as set forth below, the validity and binding effect thereof on such parties.

The opinions expressed below are limited to matters governed by the laws of the Commonwealth of Massachusetts.  We do not express any opinion with respect to the laws of any other jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.  Each Massachusetts Guarantor is a corporation duly organized and validly existing under the laws of the Commonwealth of Massachusetts.

2.  The Indenture has been duly authorized and executed by the Massachusetts Guarantors.

3.  The Guarantees have been duly authorized by the Massachusetts Guarantors.

4.  The execution of the Indenture by the Massachusetts Guarantors and the performance by the Massachusetts Guarantors of the terms and provisions thereof do not, and the performance of the terms and provisions of the Guarantees in accordance with the Indenture will not, violate any laws of the Commonwealth of Massachusetts.

Our opinions set forth above are subject to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and secured parties, and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” contained in the Prospectus included therein.  We also hereby consent to Latham & Watkins LLP relying upon this opinion in providing any opinion to be delivered by them in respect of the foregoing.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Ropes & Gray LLP

SCHEDULE A

Massachusetts Guarantors

Fall River Cinema, Inc.
Liberty Tree Cinema Corp.
Loews Cheri Cinemas, Inc.
Loews Fresh Pond Cinemas, Inc.
Nickelodeon Boston, Inc.
Premium Theater of Framingham, Inc.
Sack Theatres, Inc.